Exhibit 99.3

Restricted Stock Unit Agreement

(New Hire Grant)

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of March 24, 2024 (the “Grant Date”) by and between AnHeart Therapeutics Ltd. (f/k/a AnBio Therapeutics Ltd.), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and ______________, (the “Participant”). This Agreement is being entered into pursuant to the AnBio Therapeutics Ltd 2021 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.

1. Grant of Restricted Stock Units. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of _______ Restricted Stock Units (such number of Restricted Stock Units, as may be adjusted, as described in this Agreement, the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Ordinary Share, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

3. Vesting. Restricted Stock Units will become vested over four years, with 25% of the Restricted Stock Units vesting on the first anniversary of the Vesting Start Date (as defined below) and the remaining Restricted Stock Units thereafter vesting in equal monthly installments, subject to the Participant’s Continuous Service through the applicable vesting date. The applicable period during which restrictions apply shall be called the “Restricted Period.” For purposes of this Agreement, the “Vesting Start Date” means __________.

4. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until the later of (i) such time as the Restricted Stock Units are settled or (ii) the Ordinary Shares are publicly traded, the Restricted Stock Units or the rights relating thereto (including the Settled Shares) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder. The Participant shall not have any rights of a shareholder with respect to the Ordinary Shares underlying the Restricted Stock Units unless and until the applicable Restricted Stock Units vest and are settled by the issuance of such Ordinary Shares. Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Ordinary Shares underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

6. Settlement of Restricted Stock Units. Promptly upon the expiration of the applicable Restricted Period, and in any event within 60 days following the date the applicable Restricted Period ends, the Company shall (a) issue and deliver to the Participant, or his or her beneficiary, without charge, the number of Ordinary Shares equal to the number of vested Restricted Stock Units (such Ordinary Shares, the “Settled Shares”), and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Ordinary Shares delivered to the Participant; provided, however, that the Board may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units or (ii) defer the delivery of Ordinary Shares (or cash or part cash and part Ordinary Shares, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the applicable Restricted Period lapsed with respect to the Restricted Stock Units (the “Vesting Date Fair Market Value”), less an amount equal to any required tax withholdings.

7. Termination of Continuous Service.

7.1 Treatment of Unvested Restricted Stock Units Following Termination of Continuous Service. Notwithstanding any provision of this Agreement or the Plan to the contrary, if the Participant’s Continuous Service terminates for any reason at any time before the applicable Vesting Date, the Participant’s Restricted Stock Units shall be automatically forfeited upon such termination of employment or service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

7.2 Treatment of Settled Shares Following Termination of Continuous Service.

(a)	Termination for Reasons Other Than Cause, Death, Disability.

(i) In the event of the termination of Participant’s Continuous Service by the Company or its subsidiary due to incompetence, in the discretion of the Company, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 25% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(ii) In the event of (i) the Participant’s resignation, (ii) Participant’s failure to renew an employment contract or service agreement upon expiry, (iii) the involuntary termination of the Participant due to material changes to the Group Companies (e.g., Change in Control, merger, division), (iv) the Participant’s retirement after reaching statutory retirement age or retirement age provided by the Group Companies, or (v) a termination for any other reason, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares..

(b)

Termination for Cause; Competitive Acts; Confidentiality. In the event that Participant’s Continuous Service terminates for Cause, or Participant commits a Competitive Act or Participant breaches the confidentiality obligations under this Agreement, Settled Shares and cash paid by the Company in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units shall be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company. The Participant will forfeit any gain realized on the vesting, exercise or settlement of the Restricted Stock Units, and must repay the gain to the Company.

(c)

Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant,Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i)50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(d)

Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, provided that no circumstance under Section7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

For avoidance of doubt, if the Board elects to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units, the payment by cash is not subject to the repurchase set forth in this Section 7.2 (a), (c) and (d).

Notwithstanding anything to the contrary, the Board does not have the right to repurchase the Settled Shares under this Section 7.2 (a), (c) and (d) after the initial public offering (the “IPO”) of the Company or a Change in Control (as defined in the Plan). The disposal of the Settled Shares under Section 7.2 is also subject to the Securities Act and other relevant Applicable Laws after the Company consummates the IPO.

8. No Rights to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or an Affiliate at any time, with or without Cause.

9. Adjustments. In the event of any change to the outstanding Ordinary Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

10. Beneficiary Designation. The Participant may file with the Board a written designation of one or more persons as the beneficiary(ies) who shall be entitled to his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 14.11 of the Plan.

11. Tax Liability and Withholding.

11.1 The Participant shall be responsible for the amount of any required withholding taxes in respect of the Restricted Stock Units, and the Company shall have the right to take such actions as the Managers deem necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Section 10.5 of the Plan and this Section 11. The Participant may, at the Participant’s election, satisfy any federal, state or local tax withholding obligation in connection with the vesting or settlement of the Restricted Stock Units by any of the following means, or by a combination of such means of the Plan, (a) tendering a cash payment, (b) having the Company withhold Ordinary Shares from the Ordinary Shares otherwise issuable or deliverable to the Participant as a result of the vesting or settlement, as applicable, of the Restricted Stock Units (provided, however, that no Ordinary Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), (c) delivering to the Company previously owned and unencumbered Ordinary Shares or (d) authorizing a broker-assisted sale (or “sell-to-cover”) upon the vesting or settlement of the Restricted Stock Units.

11.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

12. Confidentiality. Participant will, and will cause his or her family members and his or her assignees to, keep the Plan, this Agreement and the transactions contemplated hereunder confidential. Without the Company’s consent, the Participant shall not disclose to any person such information except for legally required disclosure. With respect to such legally required disclosure, the Participant shall notify the Company within a reasonable time before such disclosure and use his or her best efforts to keep the disclosed information confidential. The confidentiality obligations provided for in this Section 12 shall continue in full force after the Restricted Stock Units has been exercised.

13. Compliance with Law. The issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Ordinary Shares may be listed. No Ordinary Shares shall be issued pursuant to Restricted Stock Units unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Furthermore, the allotment and issuance of Ordinary Shares shall be subject to any necessary consent, registration and approval under the relevant laws and regulations for the time being in the PRC, including but not limited to any registration required by the foreign exchange authority in the PRC. The Participant shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for or in connection with the grant of the Restricted Stock Unites and issuance of the Settled Shares.

14. Clawback; Forfeiture. If the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Restricted Stock Units (including but not limited to the Settled Shares and cash), and must repay the gain to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Restricted Stock Units for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws.

15. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the general counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the state of Delaware without regard to conflict of law principles.

17. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.

18. Participant Bound by Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

20. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

22. Amendment. The Board have the right to amend, alter, suspend, discontinue or cancel Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

23. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

24. No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

25. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANHEART THERAPEUTICS LTD.

By:
Name: Junyuan (Jerry) Wang Title: Chief Executive Officer

PARTICIPANT

By:
Name:

[Signature Page to Restricted Stock Unit Agreement]

Restricted Stock Unit Agreement

(Promotion Grant)

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of March 24, 2024 (the “Grant Date”) by and between AnHeart Therapeutics Ltd. (f/k/a AnBio Therapeutics Ltd.), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and ________________, (the “Participant”). This Agreement is being entered into pursuant to the AnBio Therapeutics Ltd 2021 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.

27. Grant of Restricted Stock Units. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of _______ Restricted Stock Units (such number of Restricted Stock Units, as may be adjusted, as described in this Agreement, the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Ordinary Share, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

28. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

29. Vesting. Restricted Stock Units will become vested over four years, with 1/48th of the Restricted Stock Units vesting on a monthly basis following the Grant Date, subject to the Participant’s Continuous Service through the applicable vesting date. The applicable period during which restrictions apply shall be called the “Restricted Period.”

30. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until the later of (i) such time as the Restricted Stock Units are settled or (ii) the Ordinary Shares are publicly traded, the Restricted Stock Units or the rights relating thereto (including the Settled Shares) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

31. Rights as Shareholder. The Participant shall not have any rights of a shareholder with respect to the Ordinary Shares underlying the Restricted Stock Units unless and until the applicable Restricted Stock Units vest and are settled by the issuance of such Ordinary Shares. Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Ordinary Shares underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

32. Settlement of Restricted Stock Units. Promptly upon the expiration of the applicable Restricted Period, and in any event within 60 days following the date the applicable Restricted Period ends, the Company shall (a) issue and deliver to the Participant, or his or her beneficiary, without charge, the number of Ordinary Shares equal to the number of vested Restricted Stock Units (such Ordinary Shares, the “Settled Shares”), and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Ordinary Shares delivered to the Participant; provided, however, that the Board may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units or (ii) defer the delivery of Ordinary Shares (or cash or part cash and part Ordinary Shares, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the applicable Restricted Period lapsed with respect to the Restricted Stock Units (the “Vesting Date Fair Market Value”), less an amount equal to any required tax withholdings.

33. Termination of Continuous Service.

33.1 Treatment of Unvested Restricted Stock Units Following Termination of Continuous Service. Notwithstanding any provision of this Agreement or the Plan to the contrary, if the Participant’s Continuous Service terminates for any reason at any time before the applicable Vesting Date, the Participant’s Restricted Stock Units shall be automatically forfeited upon such termination of employment or service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

33.2 Treatment of Settled Shares Following Termination of Continuous Service.

(a)	Termination for Reasons Other Than Cause, Death, Disability.

(i) In the event of the termination of Participant’s Continuous Service by the Company or its subsidiary due to incompetence, in the discretion of the Company, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 25% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(ii) In the event of (i) the Participant’s resignation, (ii) Participant’s failure to renew an employment contract or service agreement upon expiry, (iii) the involuntary termination of the Participant due to material changes to the Group Companies (e.g., Change in Control, merger, division), (iv) the Participant’s retirement after reaching statutory retirement age or retirement age provided by the Group Companies, or (v) a termination for any other reason, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares..

(b)

Termination for Cause; Competitive Acts; Confidentiality. In the event that Participant’s Continuous Service terminates for Cause, or Participant commits a Competitive Act or Participant breaches the confidentiality obligations under this Agreement, Settled Shares and cash paid by the Company in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units shall be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company. The Participant will forfeit any gain realized on the vesting, exercise or settlement of the Restricted Stock Units, and must repay the gain to the Company.

(c)

Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant,Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i)50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(d)

Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, provided that no circumstance under Section7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

For avoidance of doubt, if the Board elects to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units, the payment by cash is not subject to the repurchase set forth in this Section 7.2 (a), (c) and (d).

Notwithstanding anything to the contrary, the Board does not have the right to repurchase the Settled Shares under this Section 7.2 (a), (c) and (d) after the initial public offering (the “IPO”) of the Company or a Change in Control (as defined in the Plan). The disposal of the Settled Shares under Section 7.2 is also subject to the Securities Act and other relevant Applicable Laws after the Company consummates the IPO.

34. No Rights to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or an Affiliate at any time, with or without Cause.

35. Adjustments. In the event of any change to the outstanding Ordinary Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

36. Beneficiary Designation. The Participant may file with the Board a written designation of one or more persons as the beneficiary(ies) who shall be entitled to his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 14.11 of the Plan.

37. Tax Liability and Withholding.

37.1 The Participant shall be responsible for the amount of any required withholding taxes in respect of the Restricted Stock Units, and the Company shall have the right to take such actions as the Managers deem necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Section 10.5 of the Plan and this Section 11. The Participant may, at the Participant’s election, satisfy any federal, state or local tax withholding obligation in connection with the vesting or settlement of the Restricted Stock Units by any of the following means, or by a combination of such means of the Plan, (a) tendering a cash payment, (b) having the Company withhold Ordinary Shares from the Ordinary Shares otherwise issuable or deliverable to the Participant as a result of the vesting or settlement, as applicable, of the Restricted Stock Units (provided, however, that no Ordinary Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), (c) delivering to the Company previously owned and unencumbered Ordinary Shares or (d) authorizing a broker-assisted sale (or “sell-to-cover”) upon the vesting or settlement of the Restricted Stock Units.

37.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

38. Confidentiality. Participant will, and will cause his or her family members and his or her assignees to, keep the Plan, this Agreement and the transactions contemplated hereunder confidential. Without the Company’s consent, the Participant shall not disclose to any person such information except for legally required disclosure. With respect to such legally required disclosure, the Participant shall notify the Company within a reasonable time before such disclosure and use his or her best efforts to keep the disclosed information confidential. The confidentiality obligations provided for in this Section 12 shall continue in full force after the Restricted Stock Units has been exercised.

39. Compliance with Law. The issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Ordinary Shares may be listed. No Ordinary Shares shall be issued pursuant to Restricted Stock Units unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Furthermore, the allotment and issuance of Ordinary Shares shall be subject to any necessary consent, registration and approval under the relevant laws and regulations for the time being in the PRC, including but not limited to any registration required by the foreign exchange authority in the PRC. The Participant shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for or in connection with the grant of the Restricted Stock Unites and issuance of the Settled Shares.

40. Clawback; Forfeiture. If the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Restricted Stock Units (including but not limited to the Settled Shares and cash), and must repay the gain to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Restricted Stock Units for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws.

41. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the general counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

42. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the state of Delaware without regard to conflict of law principles.

43. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.

44. Participant Bound by Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

45. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

46. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

47. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

48. Amendment. The Board have the right to amend, alter, suspend, discontinue or cancel Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

49. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

50. No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

51. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

52. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANHEART THERAPEUTICS LTD.

By:
Name: Junyuan (Jerry) Wang Title: Chief Executive Officer

PARTICIPANT

By:
Name:

Restricted Stock Unit Agreement

(Special Grant)

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of March 24, 2024 (the “Grant Date”) by and between AnHeart Therapeutics Ltd. (f/k/a AnBio Therapeutics Ltd.), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”), and _______________, (the “Participant”). This Agreement is being entered into pursuant to the AnBio Therapeutics Ltd 2021 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.

53. Grant of Restricted Stock Units. Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of _______ Restricted Stock Units (such number of Restricted Stock Units, as may be adjusted, as described in this Agreement, the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Ordinary Share, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

54. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

55. Vesting. Restricted Stock Units will become vested upon the achievement of the following milestones: (1) 30% of the Restricted Stock Units will vest upon the first submission of a new drug application (“NDA”) for taletrectinib with the U.S. Food and Drug Administration (“U.S. FDA”) (the “Submission RSUs”) and (2) the remaining 70% of the Restricted Stock Units will vest upon the first NDA approval for taletrectinib by the U.S. FDA (the “Approval RSUs”), in each case (i) which must occur prior to the Expiration Date (as defined below) and (ii) subject to the Participant’s Continuous Service through the applicable vesting date, except as provided in Section 7. The applicable period during which restrictions apply shall be called the “Restricted Period.” For purposes of this Agreement, the “Expiration Date” means December 31, 2033.

56. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until the later of (i) such time as the Restricted Stock Units are settled or (ii) the Ordinary Shares are publicly traded, the Restricted Stock Units or the rights relating thereto (including the Settled Shares) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

57. Rights as Shareholder. The Participant shall not have any rights of a shareholder with respect to the Ordinary Shares underlying the Restricted Stock Units unless and until the applicable Restricted Stock Units vest and are settled by the issuance of such Ordinary Shares. Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Ordinary Shares underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

58. Settlement of Restricted Stock Units. Promptly upon the expiration of the applicable Restricted Period, and in any event within 60 days following the date the applicable Restricted Period ends, the Company shall (a) issue and deliver to the Participant, or his or her beneficiary, without charge, the number of Ordinary Shares equal to the number of vested Restricted Stock Units (such Ordinary Shares, the “Settled Shares”), and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Ordinary Shares delivered to the Participant; provided, however, that the Board may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units or (ii) defer the delivery of Ordinary Shares (or cash or part cash and part Ordinary Shares, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the applicable Restricted Period lapsed with respect to the Restricted Stock Units (the “Vesting Date Fair Market Value”), less an amount equal to any required tax withholdings.

59. Termination of Continuous Service.

59.1 Treatment of Unvested Restricted Stock Units Following Termination of Continuous Service. Notwithstanding any provision of this Agreement or the Plan to the contrary, except as provided below in this Section 7.1, if the Participant’s Continuous Service terminates for any reason at any time before the applicable vesting date, the Participant’s Restricted Stock Units shall be automatically forfeited upon such termination of employment or service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement. Notwithstanding anything to the contrary herein, in the event the Participant’s Continuous Service is terminated by the Company or its applicable Affiliate without Cause (as defined below), then (i) all of the Participant’s outstanding Submission RSUs (to the extent unvested) shall immediately become fully vested upon such termination of employment or service (and the Restricted Period applicable to all such Submission RSUs shall be deemed to expire as of the date of such termination date) and (ii) all of the Participant’s outstanding Approval RSUs (to the extent unvested) shall remain outstanding and eligible to vest upon the first NDA approval for taletrectinib by the U.S. FDA (provided that such approval occurs prior to the Expiration Date). For purposes of this Agreement, “Cause” has the meaning set forth in the Participant’s employment, severance or similar agreement or arrangement with the Company or any of its Affiliates (or if no such agreement or arrangement exists, as defined in the Plan).

59.2 Treatment of Settled Shares Following Termination of Continuous Service.

(a)	Termination for Reasons Other Than Cause, Death, Disability.

(i) In the event of the termination of Participant’s Continuous Service by the Company or its subsidiary due to incompetence, in the discretion of the Company, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 25% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(ii) In the event of (i) the Participant’s resignation, (ii) Participant’s failure to renew an employment contract or service agreement upon expiry, (iii) the involuntary termination of the Participant due to material changes to the Group Companies (e.g., Change in Control, merger, division), (iv) the Participant’s retirement after reaching statutory retirement age or retirement age provided by the Group Companies, or (v) a termination for any other reason, and provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares..

(b)

Termination for Cause; Competitive Acts; Confidentiality. In the event that Participant’s Continuous Service terminates for Cause, or Participant commits a Competitive Act or Participant breaches the confidentiality obligations under this Agreement, Settled Shares and cash paid by the Company in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units shall be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company. The Participant will forfeit any gain realized on the vesting, exercise or settlement of the Restricted Stock Units, and must repay the gain to the Company.

(c)

Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, provided that no circumstance under Section 7.2(b) or Detrimental Activity occurred on the part of such Participant,Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i)50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

(d)

Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, provided that no circumstance under Section7.2(b) or Detrimental Activity occurred on the part of such Participant, Settled Shares are subject to repurchase by the Board, at the discretion of the Board, at a price equal to the higher of (i) 50% of the Vesting Date Fair Market Value or (ii) the amount actually paid by the Participant (including costs or tax) to obtain such Settled Shares.

For avoidance of doubt, if the Board elects to (i) pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares in respect of the Restricted Stock Units, the payment by cash is not subject to the repurchase set forth in this Section 7.2 (a), (c) and (d).

Notwithstanding anything to the contrary, the Board does not have the right to repurchase the Settled Shares under this Section 7.2 (a), (c) and (d) after the initial public offering (the “IPO”) of the Company or a Change in Control (as defined in the Plan). The disposal of the Settled Shares under Section 7.2 is also subject to the Securities Act and other relevant Applicable Laws after the Company consummates the IPO.

60. No Rights to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or an Affiliate at any time, with or without Cause.

61. Adjustments. In the event of any change to the outstanding Ordinary Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

62. Beneficiary Designation. The Participant may file with the Board a written designation of one or more persons as the beneficiary(ies) who shall be entitled to his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 14.11 of the Plan.

63. Tax Liability and Withholding.

63.1 The Participant shall be responsible for the amount of any required withholding taxes in respect of the Restricted Stock Units, and the Company shall have the right to take such actions as the Managers deem necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Section 10.5 of the Plan and this Section 11. The Participant may, at the Participant’s election, satisfy any federal, state or local tax withholding obligation in connection with the vesting or settlement of the Restricted Stock Units by any of the following means, or by a combination of such means of the Plan, (a) tendering a cash payment, (b) having the Company withhold Ordinary Shares from the Ordinary Shares otherwise issuable or deliverable to the Participant as a result of the vesting or settlement, as applicable, of the Restricted Stock Units (provided, however, that no Ordinary Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), (c) delivering to the Company previously owned and unencumbered Ordinary Shares or (d) authorizing a broker-assisted sale (or “sell-to-cover”) upon the vesting or settlement of the Restricted Stock Units.

63.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

64. Confidentiality. Participant will, and will cause his or her family members and his or her assignees to, keep the Plan, this Agreement and the transactions contemplated hereunder confidential. Without the Company’s consent, the Participant shall not disclose to any person such information except for legally required disclosure. With respect to such legally required disclosure, the Participant shall notify the Company within a reasonable time before such disclosure and use his or her best efforts to keep the disclosed information confidential. The confidentiality obligations provided for in this Section 12 shall continue in full force after the Restricted Stock Units has been exercised.

65. Compliance with Law. The issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Ordinary Shares may be listed. No Ordinary Shares shall be issued pursuant to Restricted Stock Units unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Furthermore, the allotment and issuance of Ordinary Shares shall be subject to any necessary consent, registration and approval under the relevant laws and regulations for the time being in the PRC, including but not limited to any registration required by the foreign exchange authority in the PRC. The Participant shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction for or in connection with the grant of the Restricted Stock Unites and issuance of the Settled Shares.

66. Clawback; Forfeiture. If the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Restricted Stock Units (including but not limited to the Settled Shares and cash), and must repay the gain to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Restricted Stock Units for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws.

67. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the general counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

68. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the state of Delaware without regard to conflict of law principles.

69. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.

70. Participant Bound by Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

71. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

72. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

73. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

74. Amendment. The Board have the right to amend, alter, suspend, discontinue or cancel Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

75. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

76. No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

77. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

78. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANHEART THERAPEUTICS LTD.

By:
Name: Junyuan (Jerry) Wang Title: Chief Executive Officer

PARTICIPANT

By:
Name: